Exhibit 99.2

Forefront Tech Holdings Acquisition Corp Announces Closing of $100,000,000 Initial Public Offering

GRAND CAYMAN, Cayman Islands, May 01, 2026 (GLOBE NEWSWIRE) -- Forefront Tech Holdings Acquisition Corp (NASDAQ: FTHAU) (the “Company”) today announced that it closed its initial public offering (“IPO”) of 10,000,000 units at $10.00 per unit. The gross proceeds from the offering were $100 million before deducting underwriting discounts and estimated offering expenses. The units began trading on The Nasdaq Global Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “FTHAU” on April 30, 2026.

Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share of the Company at a price of $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “FTHA” and “FTHAW”, respectively. The Company has granted the underwriters a 45-day option to purchase up to 1,500,000 additional units at the IPO price to cover over-allotments, if any.

The Company intends to use the net proceeds from the offering, and the simultaneous private placements of units, to consummate the Company's initial business combination and for working capital following the offering.

BTIG, LLC acted as the sole book-running manager in the offering.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (“SEC”) and became effective on April 29, 2026. The offering was made only by means of a prospectus, copies of which may be obtained from BTIG, LLC, Attn: Capital Markets, 65 East 55th Street, New York, New York 10022, or by email at ProspectusDelivery@btig.com, or from the SEC website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Forefront Tech Holdings Acquisition Corp

The Company is a blank check company incorporated as an exempted company under the laws of the Cayman Islands, which will seek to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. While it may pursue an acquisition opportunity in any business, industry, sector or geographical location, it intends to focus on target businesses in the technology sector, with an emphasis on blockchain-enabled artificial intelligence, digital trade identities and robotics.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties, including with respect to the IPO, the anticipated use of the net proceeds thereof and the Company's search for an initial business combination. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related prospectus filed in connection with the IPO with the SEC. Copies are available on the SEC’s website, www.sec.gov.

Contact:

Forefront Tech Holdings Acquisition Corp
Suite 210, 2nd Floor, Windward III,
Regatta Office Park, PO Box 500
Grand Cayman, Cayman Islands, KY1-1106
Telephone: +1 (345) 769-4912